Exhibit 1.1

October •, 2015

BMO CAPITAL MARKETS CORP.

GOLDMAN, SACHS & CO.

CIBC WORLD MARKETS INC.

As Representatives of the Several Underwriters,

c/o BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Ladies and Gentlemen:

CPI Card Group Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I.A hereto (the “Underwriters”) for which you are acting as representatives (the “Representatives”), 8,982,353 shares of common stock of the Company, par value $0.001 per share (“Common Stock”). The aggregate of 8,982,353 shares to be sold by the Company are hereinafter referred to as the “Primary Shares”.

In addition, certain stockholders of the Company named on Schedule I.B hereto (collectively, the “Selling Stockholders”), including Tricor Pacific Capital Partners (Fund IV), LP, a British Columbia limited partnership (“Tricor Fund IV Canada”), and Tricor Pacific Capital Partners (Fund IV) US, LP, a Delaware limited partnership (“Tricor Fund IV US” and, together with Tricor Fund IV Canada, the “Tricor Fund IV Entities”), propose to sell to the Underwriters an aggregate of up to 8,664,706 shares of Common Stock in the respective amounts set forth opposite their names in Schedule I.B hereto. The aggregate of 8,664,706 shares to be sold by the Selling Stockholders are hereinafter referred to as the “Secondary Shares”, and together with the Primary Shares, the “Firm Shares”.

In addition, in connection with the sale of the Firm Shares, the Selling Stockholders proportionately are granting to the Underwriters the option to purchase up to an additional 2,647,059 shares of Common Stock (the “Additional Shares”), up to the respective amounts set forth opposite their names in Schedule I.B hereto. Additional Shares will be sold if, and to the extent, that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Selling Stockholders hold the amounts of Common Stock and preferred stock of the Company as are set forth in the Time of Sale Prospectus (as defined below).  In connection with this offering, the Company will enter into the agreements listed in Schedule IV hereto on or prior to the completion of this offering, which agreements are collectively referred to herein as the “Shareholder Documents.”

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-206218), including a related preliminary prospectus or prospectuses, registering the sale of the Shares under the Securities Act of 1933, as amended (the “Securities Act”). The preliminary prospectus, dated September 22, 2015, included in the registration statement immediately prior to the time of its effectiveness, which omitted the information that will be deemed to be part of the registration statement pursuant to Rule 430A under the Securities Act at the time the registration statement was declared effective (the “Rule 430A Information”) is referred to herein as the “U.S. Preliminary Prospectus.” The registration statement as amended at the time it becomes effective, including the Rule 430A Information, is hereinafter referred to as the “Registration Statement.” The prospectus in the form first used to confirm sales of Shares in the United States (or first made available to the Underwriters by the Company to meet requests of purchasers in the United States pursuant to Rule 173 of the Securities Act) is referred to herein as the “U.S. Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

The Company has prepared and filed a preliminary base PREP prospectus relating to the Shares in the English and French languages in accordance with the rules and procedures established pursuant to National Instrument 44-103—Post-Receipt Pricing (“NI 44-103”) for the pricing of securities after the receipt for a prospectus has been obtained (the “Canadian Preliminary Prospectus”) with the British Columbia Securities Commission (the “BCSC”) and with the securities commissions or other securities regulatory authorities in each of the provinces and territories of Canada (“Canadian Securities Commissions”). The Company has obtained a receipt from the BCSC for the Canadian Preliminary Prospectus, which receipt also evidences that the Ontario Securities Commission (the “OSC”) has issued a receipt for the Canadian Preliminary Prospectus, and that a receipt for the Canadian Preliminary Prospectus has been deemed to have been issued by each of the other Canadian Securities Commissions in accordance with Multilateral Instrument 11-102—Passport System (“MI 11-102”) and National Policy 11-202—Process for Prospectus Review in Multiple Jurisdictions (“NP 11-202” together with MI 11-102, the “Passport System”). The Company has also prepared and filed with the BCSC and the other Canadian Securities Commissions a final base PREP prospectus relating to the offering of the Shares in each of the provinces and territories of Canada in the English and French languages in accordance with NI 44-103 (the “Canadian Final Prospectus”), and has obtained a receipt from the BCSC for the Canadian Final Prospectus, which receipt also evidences that the OSC has issued a receipt for the Canadian Final Prospectus, and that a receipt for the Canadian Final Prospectus has been deemed to have been issued by each of the other Canadian Securities Commissions on the basis that the Company has satisfied the conditions pursuant to the Passport System. For purposes of this Agreement, all references to any Canadian Preliminary Prospectus, the Canadian Final Prospectus, the Canadian Supplemented Prospectus (as defined below), or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Canadian Securities Commissions pursuant to the System for Electronic Document Analysis and Retrieval (“SEDAR”).

The Company will, promptly after the execution and delivery of this Agreement, prepare and file with the Canadian Securities Commissions, in accordance with NI 44-103, a supplemented PREP prospectus setting forth the PREP Information (as defined below) (in the English and French languages, as applicable, the “Canadian Supplemented Prospectus”). The information included in the Canadian Supplemented Prospectus that is omitted from the Canadian Final Prospectus and which is deemed under NI 44-103 to be incorporated by reference in the Canadian Final Prospectus as of the date of the Canadian Supplemented Prospectus is referred to herein as the “PREP Information.” The U.S. Prospectus and the Canadian Supplemented Prospectus are referred to collectively, as the “Prospectus.”

For purposes of this Agreement, “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Securities Act, “Time of Sale U.S. Prospectus” means the U.S. Preliminary Prospectus, together with any issuer free writing prospectuses, the pricing information and other information, if any, set forth on Schedule II hereto, “Applicable Time” means [•][a.m.][p.m.] Eastern Time on October •, 2015, “Time of Sale Canadian Prospectus” means the Canadian Final Prospectus and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. The Time of Sale U.S. Prospectus and the Time of Sale Canadian Prospectus are collectively referred to herein as the “Time of Sale Prospectus.”

1.                                      Representations and Warranties of the Company. The Company represents, warrants and agrees with each of the Underwriters that:

(a)                                 The Registration Statement has become effective;  no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)                                 (i) The Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Canadian Final Prospectus when it was filed was, and as amended and supplemented, if applicable, will when filed be, true and correct in all material respects and contain full, true and plain disclosure of all material facts relating to the Company and its subsidiaries and the Shares as required by applicable securities laws in each of the provinces and territories in Canada emanating from governmental authorities, including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rules and orders of the Canadian Securities Commissions, all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Commissions (the “Canadian Securities Laws”), and does not contain and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (iii) the Registration Statement and the U.S. Prospectus comply and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Canadian Preliminary Prospectus and the Canadian Final Prospectus comply and, as amended or supplemented (including for greater certainty, by the Canadian

Supplemented Prospectus), if applicable, will comply, in all material respects with Canadian Securities Laws, (v) as of the Applicable Time, at the time of each sale of Shares in connection with the offering when the U.S. Prospectus is not yet available (on EDGAR or otherwise) to prospective purchasers and at the Closing Date, the Time of Sale U. S. Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) as of the Applicable Time, the Time of Sale Canadian Prospectus, other than excluding the PREP information to be included in the Canadian Supplemented Prospectus, is true and correct in all material respects and contains full, true and plain disclosure of all material facts relating to the Company and its subsidiaries and the Shares as required by the Canadian Securities Laws, (vii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (viii) (x) the U. S. Prospectus, as of its date and as of the Closing Date, does not contain and, as amended or supplemented, if applicable, will not when filed, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (y) the Canadian Supplemented Prospectus, as of its date and as of the Closing Date, will be true and correct in all material respects and contain full, true and plain disclosure of all material facts relating to the Company and its subsidiaries and the Shares as required by Canadian Securities Laws; provided, however, that the representations and warranties set forth in this paragraph do not apply to (a) statements or omissions in the Registration Statement (or any amendment thereto), the Time of Sale Prospectus, the Prospectus (or any supplement thereto) or any broadly available road show made in reliance upon or in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of an Underwriter expressly for use therein as set forth in Section 10(h) herein (such information, the “Underwriters’ Disclosure”), and (b) solely with respect to the Company, the information furnished to the Company by or on behalf of the Selling Stockholders expressly for use therein, it being understood and agreed that in respect of the Selling Stockholders such information consists only of the legal name, address and number of shares of Common Stock beneficially owned by the Selling Stockholders before and after the offering, including such information in the related footnotes, but excluding percentages (the “Selling Stockholder Information”).

(c)                                  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)                                 From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act and Section 13(2) of National Instrument 41-101 — General Prospectus Requirements (“NI 41-101”) (a “Testing-the-Waters Communication”)), the Company has been through the date hereof and will be through the Closing Date (as defined in Section 5 hereto) an “emerging growth company” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). The Company has not (i) engaged in any Testing-the-Waters Communication other than with entities that have been identified by the Underwriters as being, or that otherwise to the knowledge of the Company are, qualified institutional buyers within the meaning of Rule 144A under the Securities Act, institutions that are accredited investors within the meaning of Rule 501 under the Securities Act or, if the Testing-the-Waters Communications were made in Canada, individuals and entities that have been identified by the Underwriters as being, or that otherwise to the knowledge of the Company are, accredited investors within the meaning of NI 41-101, (ii) authorized anyone other than individuals employed by or associated with the Representatives to engage in any Testing-the-Waters Communication, (iii) approved any material for use in Testing-the-Waters Communications other than those reviewed and approved by the Company and the Representatives, or (iv) engaged in any Testing-the-Waters Communications in Canada in the 15 days prior to the date of the Canadian Preliminary Prospectus.

(e)                                  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or hold its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing, as applicable, of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), shareholders’ equity, business, properties, results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or a material adverse effect on the ability of the Company or any of its subsidiaries, taken as a whole, to perform its obligations under this Agreement.

(f)                                   Each entity that is a direct or indirect subsidiary of the Company (each a “subsidiary” and collectively, the “subsidiaries”) is listed on Schedule III hereto and has been duly organized, is validly existing and in good standing (or similar status to the extent it exists) under the laws of the jurisdiction of its incorporation or formation, as the case may be, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (or, in each case, such similar status in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing, as the case may be, of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect or a material adverse effect on the ability of the Company and its subsidiaries, taken as a whole, to perform its obligations under this Agreement.

(g)                                  The Company owns, directly or indirectly, 100% of the equity interests of the subsidiaries, all of the issued shares of share capital of each subsidiary have been duly authorized and validly issued in accordance with the organizational documents of each such subsidiary, and are fully paid (to the extent required under such organizational documents) and non-assessable, and the Company owns, directly or indirectly, such equity interests free and clear of all liens, encumbrances, securities interests, charges or other claims (collectively, “Liens”) other than (i) those described in or under agreements described in the Time of Sale Prospectus and the Prospectus under the heading “Description of Certain Indebtedness”, or (ii) as do not materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company and its subsidiaries as described in the Time of Sale Prospectus and the Prospectus.

(h)                                 The authorized share capital of the Company will conform as of the Closing Date in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i)                                     The Shares have been duly authorized and, when issued, and when paid for and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of preemptive or similar rights.

(j)                                    The Company or its subsidiaries, as applicable, have satisfactory title to, or valid rights to use or manage, all properties that are, individually and in the aggregate, required to enable the Company and the subsidiaries to conduct their operations in all material respects as contemplated by the Time of Sale Prospectus and the Prospectus.

(k)                                 Except as described in the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding, or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(l)                                     This Agreement has been duly authorized, executed and delivered by the Company. All necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, including execution and delivery of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus and the filing thereof and the Canadian Supplemented Prospectus under Canadian Securities Laws.

(m)                             Each of the Shareholder Documents has been duly authorized and, at or before the Closing Date, will have been duly executed and delivered by the Company and its subsidiaries that are parties thereto, and, assuming the due authorization, execution and delivery by the other parties thereto (other than the subsidiaries of the Company), each is or will be at the Closing Date, a valid and binding obligation of the Company and its subsidiaries, as applicable, enforceable against each such party in accordance with its terms, except, with respect to each Shareholder Document, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally, and (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(n)                                 Neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject, or (iii) in violation of any law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties, assets or operations, or in violation of any judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations, except, in the cases of clauses (ii) and (iii), for such defaults and violations that would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company and its subsidiaries, taken as a whole, to perform its obligations under this Agreement.

(o)                                 The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Shareholder Documents (including the issue and sale of the Shares and the application of the net proceeds to the Company from this offering in the manner described under the heading “Use of Proceeds” in the Time of Sale Prospectus), will not conflict with, result in a breach or constitute a default under (A) any provision of law applicable to the Company or any of its subsidiaries, (B) the charter, by-laws or similar organizational document of the Company or any of its subsidiaries, (C) any agreement or other instrument binding upon the Company and its subsidiaries, or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries; except in the case of clauses (A) and (C), for any such breach, violation or default that would not reasonably be expected to have a Material Adverse Effect.

(p)                                 Each agreement or other instrument listed on Schedule V hereto (each a “Covered Agreement,” and collectively, the “Covered Agreements”) is a valid and legally binding agreement of the Company and its subsidiaries, as applicable, enforceable against each such party in accordance with its terms, except, with respect to each Covered Agreement, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally, and (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(q)                                 No consent, approval, authorization or order of, or qualification with, any governmental body or agency having jurisdiction over the Company or any of its subsidiaries is required for the performance by the Company of its obligations under this Agreement and the Shareholder Documents, except for such consents, approvals, authorizations, orders, registrations or qualifications (i) as have been obtained under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable securities exchange or automated quotation systems, blue sky laws of any relevant jurisdictions or the bylaws and rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the issue and sale of the Shares by the Company, (ii) such consents, approvals, authorizations, orders, registrations, qualifications, waivers, amendments or termination as will have been obtained or made prior to the Closing Date, or (iii) the filing of the Canadian Supplemented Prospectus and the Shareholder Documents not yet filed on the date hereof, following their execution, with applicable Canadian Securities Commissions, except where the failure to obtain such consent, approval, authorization or order would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company and its subsidiaries, taken as a whole, to perform its obligations under this Agreement.

(r)                                    The historical financial statements (including the related notes thereto) of the Company and EFT Source, Inc. (“EFT”) included in each of the Time of Sale Prospectus and the Prospectus (collectively, the “Financial Statements”) present fairly in all material respects the financial position, results of operations and cash flows of each of the Company and EFT, as applicable, as of the dates and for the periods indicated; the Financial Statements comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act and Canadian Securities Laws and have been prepared in conformity with U. S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated therein; the other financial information included in each of the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of each of the Company and EFT, as applicable, and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included in each of the Time of Sale Prospectus and the Prospectus have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X under the Securities Act and Canadian Securities Laws and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Time of Sale Prospectus and the Prospectus.

(s)                                   Since June 30, 2015, and except as otherwise disclosed in or contemplated by the Time of Sale Prospectus and the Prospectus, there has not been any event or development reasonably likely to result in a (i) Material Adverse Effect or (ii) material adverse effect on the prospects of the Company and its subsidiaries, taken as a whole.

(t)                                    Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending, or to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is a party or to which any of the property of the Company or any of its subsidiaries is or, to the knowledge of the Company, may be subject, that would reasonably be expected to have a Material Adverse Effect; and there are no (i) current or pending legal or governmental proceedings that are required under the Securities Act or Canadian Securities Laws to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so described therein; or (ii) statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so filed as exhibits to the Registration Statement or described therein.

(u)                                 The Company is not, and after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v)                                 Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries (i) are in compliance with all applicable U.S., Canadian and other foreign, federal, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment, or the generation, use, storage, management, treatment, transportation, disposal, presence, release or threatened release of, or exposure to, any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted, (iii) are in compliance with all terms and conditions of any such permit, license or approval, and (iv) do not have any liability in connection with any known or threatened release into the environment of any Hazardous Materials or any Environmental Laws applicable to the Company or its subsidiaries, except in each of (i) to (iv), where such failure to comply, failure to receive any permit, license or approval, or liability would not reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum constituents or by-product, (D) any polychlorinated biphenyl, (E) any asbestos and asbestos containing materials, and (F) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(w)                               Except as described in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any “person” (which term shall, throughout this Agreement, also refer to entities) granting such person the right to require the Company to file a registration statement under the Securities Act or a prospectus under Canadian Securities Laws with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or qualified pursuant to the Canadian Final Prospectus.

(x)                                 None of the Company or any of its subsidiaries, or any of their respective affiliates, or any director or officer thereof, or, to the knowledge of the Company, any employee, agent or representative thereof, has taken or is aware of any action taken in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company, its subsidiaries and their respective affiliates have conducted their businesses on behalf of the Company in compliance with the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder and the Corruption of Foreign Public Officials Act (Canada), and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

(y)                                 The operations of each of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(z)                                  (i)                                     Neither the Company nor any of its subsidiaries (collectively, the “Entity”), nor any director or officer of the Entity, nor to the knowledge of the Entity, any employee, agent, representative or affiliate of the Entity acting on the Entity’s behalf, is a person that is, or is owned or controlled by a person that is:

(A)                               the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European

Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B)                               located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii)                                  Neither the Entity nor the Selling Stockholders will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person:

(A)                               for the purpose of funding or facilitating any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)                               in any other manner that will result in a violation of Sanctions by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)                               For the past five (5) years, neither the Entity has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(aa)                          Subsequent to the respective dates as of which the information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into or approved any material transaction; (ii) the Company has not declared, paid or otherwise made any dividend or distribution on its capital stock; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case, as described in, or contemplated by, the Time of Sale Prospectus and Prospectus.

(bb)                          The Company and its subsidiaries have good and marketable title in fee simple to, or valid and enforceable rights in the nature of a lease, easement, right of way, license or similar right to otherwise use, all real and personal property owned, leased or otherwise controlled by them that is material to the conduct of their respective businesses as described in the Time of Sale Prospectus and Prospectus, in each case free and clear of all Liens and defects, except such as (i) are described in the Time of Sale Prospectus and the Prospectus or (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries as described in the Time of Sale Prospectus and the Prospectus.

(cc)                            Except as set forth in the Time of Sale Prospectus and Prospectus, the Company and its subsidiaries own or possess adequate rights to use all material patents, inventions, copyrights, software, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information or processes that is protectable under applicable law), trademarks, domain names, service marks and trade names (including all goodwill associated with the foregoing) and any other intellectual property rights currently used in, or necessary to the operation of, the business now operated by them or as proposed to be operated by them as described in the Time of Sale Prospectus and Prospectus (the “Intellectual Property”).  Except as set forth in the Time of Sale Prospectus and Prospectus, (i) neither the Company nor any of its subsidiaries has received any material notice of infringement or other violation of asserted rights of others with respect to any such Intellectual Property, (ii) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property, (iii) the conduct of the business of the Company and its subsidiaries as currently conducted, and as previously conducted, does not infringe, misappropriate or otherwise violate any patent, trademark, copyright, trade secret or other proprietary or intellectual property rights of others, (iv) there is no material pending or threatened action, suit, proceeding or written claim by others challenging the Company’s or any of its subsidiaries’ rights in, or the validity or scope of, any such Intellectual Property owned by the Company or any of its subsidiaries, and to the knowledge of the Company, no facts exist which would form a reasonable basis for any such claim, (v) there is no material pending or threatened action, suit, proceeding or written claim by others that the conduct of the business of the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any patent, trademark, copyright, trade secret or other proprietary or intellectual property rights of others, and to the knowledge of the Company there is no other fact which would form a reasonable basis for any such claim, and (vi) to the knowledge of the Company, there is no prior art that may render any U.S. patent held by the Company or its subsidiaries invalid or any U.S. patent application held by the Company or its subsidiaries unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.  The Company and its subsidiaries have taken commercially reasonable steps in accordance with standard industry practice to maintain the confidentiality of all material trade secrets and confidential information owned, used or held for use by the Company and its subsidiaries, and to the knowledge of the Company no such trade secrets or confidential information have been disclosed other than to parties who are bound by written confidentiality agreements.

(dd)                          The computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, cables and links and all other information technology equipment owned, licensed, leased or otherwise used by the Company or any of its subsidiaries operate and perform in all material respects in a manner that permits the Company and its subsidiaries to conduct their respective businesses as currently conducted, and the Company and its subsidiaries have implemented reasonable backup and disaster recovery systems and technology with respect to the foregoing.

(ee)                            Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries have, or are entitled to the benefit of, insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as the Company reasonably considers adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received written notice within the past twelve months from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ff)                              Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign governmental or regulatory authorities reasonably necessary to conduct their respective businesses, except where the failure to obtain any such certificates, authorizations or permits would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(gg)                            There are no existing agreements, arrangements or transactions, between or among the Company or any it its subsidiaries and any officer or director of the Company, or subsidiary or any person related to the Company as described in Item 404(a) of Regulation S-K promulgated under the Securities Act which are required to be described in the Registration Statement and the Pricing Prospectus under the caption “Certain Relationships and Related Party Transactions” and which are not so described.

(hh)                          The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and the Prospectus, as of the end of the period covered by the most recent audited financial statements included in the Registration Statement and the Canadian Final Prospectus there was no, and since such date the Company has not become aware of any, (i) material weakness in the Company’s internal control over financial reporting (whether or not remediated) or (ii) change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(ii)                                  (i) The Company and its consolidated subsidiaries have established and maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed about the Company and its subsidiaries in the reports the Company will file with the Commission under the

Exchange Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) are effective in all material respects to perform the functions for which they were established.

(jj)                                KPMG LLP (“KPMG”), who has provided an audit report on certain financial statements of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are (i) independent public accountants with respect to the Company as required by the Securities Act and the rules and regulations thereof , the applicable rules and regulations adopted by the Public Company Accounting Oversight Board and Canadian Securities Laws; and (ii) there has not been any reportable event (within the meaning of National Instrument 51-102 — Continuous Disclosure Obligations adopted by the Canadian Securities Administrators (“NI 51-102”)) with such firm. There has not been any disagreement (within the meaning of NI 51-102) with KPMG with respect to audits of the Company.

(kk)                          Lattimore Black Morgan & Cain, PC (“Lattimore Black”) who has provided an audit report on certain financial statements of EFT included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are (i) independent public accountants with respect to EFT as required by the Securities Act and the rules and regulations thereof and Canadian Securities Laws; and (ii) there has not been any reportable event (within the meaning of NI 51-102) with such firm. There has not been any disagreement (within the meaning of NI 51-102) with Lattimore Black with respect to audits of EFT.

(ll)                                  Each of the Company and its subsidiaries has filed, or caused to be filed, in a timely manner all tax returns, reports and forms (including schedules thereto) that are required to have been filed by it (“Tax Returns”) with the United States Internal Revenue Service, the Canada Revenue Agency or any other federal, state, provincial, local or foreign governmental entity responsible for the imposition, collection or administration of taxes in any jurisdiction (“Taxing Authority”) prior to the date hereof (all of which Tax Returns were correct and complete in all respects), except, in any case, as would not reasonably be expected to have a Material Adverse Effect.

(mm)                  Each of the Company and its subsidiaries has (1) paid or had paid on its behalf all taxes payable by it (including any applicable penalties and interest), whether or not a Tax Return is required to be filed in respect thereof, to the extent such taxes have become due and payable, except for any taxes being contested in good faith by appropriate proceedings, (2) collected or withheld all taxes required by law to be collected or withheld by it, and amounts so collected or withheld and not yet remitted, if any, will be remitted to the appropriate Taxing Authority when due, and (3) established reasonable reserves in its accounting records in accordance with GAAP in respect of taxes and assessments, the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings; except, in the case of (1), (2) and (3), as would not reasonably be expected to have a Material Adverse Effect.

(nn)                          Neither the Company nor any of its subsidiaries is a party to any tax allocation or sharing agreement of any kind, other than (1) the organizational, operating and partnership agreements of the Company and its subsidiaries (for the avoidance of doubt, including tax allocations made pursuant to such agreements), (2) agreements entered into in the ordinary course of business that are not primarily related to taxes, (3) agreements that would not reasonably be expected to have a Material Adverse Effect or (4) as otherwise disclosed in the Time of Sale Prospectus or the Prospectus.

(oo)                          No unresolved proceedings, investigations or audits pending or threatened regarding taxes exist with respect to the Company or any of its subsidiaries in respect of fiscal years ending on or before the Closing Date, other than tax audits, proceedings and investigations that (1) have been disclosed to the Underwriters prior to the date hereof for which the Company or its subsidiaries, as applicable, have established reasonable reserves in its accounting records in accordance with GAAP or (2) would not reasonably be expected to have a Material Adverse Effect.

(pp)                          No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened that could reasonably be expected to have a Material Adverse Effect.

(qq)                          Each “employee benefit plan,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) that includes the Company) has or could have any liability, contingent or otherwise (each, a “Plan”), has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any failure to comply that would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption and transactions that would not have a Material Adverse Effect. For each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the “minimum funding standard” or “minimum required contribution” (as such terms are defined in Section 412 or 430 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur, except for any such failure that would not have a Material Adverse Effect. The fair market value of the assets of each Plan that is subject to ERISA and is required to be funded under ERISA equals or exceeds the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under such Plan (determined based on reasonable actuarial assumptions and the asset valuation principles established by the Pension Benefit Guaranty Corporation), except for any failure to be so funded that would not have a Material Adverse Effect. No “reportable event”, as defined in Section 4043 of ERISA (other than an event with respect to which the 30-day notice requirement has been waived), has occurred with respect to any Plan, except for any such event that would not have a Material Adverse Effect. Neither the Company nor any members of its Controlled Group have incurred or reasonably expect to incur (i) liability under Title IV of ERISA with respect to the termination or underfunding of any pension plan, (ii) any withdrawal liability within the meaning of Section 4201 of ERISA, or (iii) liability with respect to any “employee welfare benefit plan” (within the meaning of Section (3)(1) of ERISA) providing medical, health or life insurance or other welfare type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Section 4980B of the Code), in each case, except for any such liability that would not have a Material Adverse Effect.

(rr)                                Each benefit and compensation plan, agreement, policy and arrangement (other than any such Plan, agreement, policy, or arrangement covered by Section 1(rr) hereof) that is maintained, administered, or contributed to by the Company or any of its subsidiaries for current or former employees or directors of, or independent contractors with respect to, the Company or any of its subsidiaries, or with respect to which any of such entities would reasonably be expected to have any current, future or contingent liability or responsibility (each, a “Company Compensation Arrangement”), has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, except for any failure to comply that would not have a Material Adverse Effect. No action, suit, proceeding, hearing or investigation with respect to the administration, or the investment of the assets, of any Company Compensation Arrangement or Plan (other than routine claims for benefits) is pending or, to the knowledge of the Company, threatened, except for any such action, suit, proceeding, hearing or investigation that would not have a Material Adverse Effect.

(ss)                              The statistical, industry-related and market-related data included in the Time of Sale Prospectus and Prospectus are based on, or derived from, (i) sources that the Company believes to be reliable and accurate in all material respects, and such data agree in all material respects with the sources from which they are derived; or (ii) represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(tt)                                Except as disclosed in the Time of Sale Prospectus and Prospectus, no acquisition has been made by the Company since January 1, 2014 that is a “significant acquisition” for the purposes of Item 35 of Form 41-101F1 of the Canadian Securities Administrators and no proposed acquisition by the Company of a business or related businesses has progressed to a state where a reasonable person would believe that the likelihood of the Company completing the acquisition is high and that, if completed by the Company at the date of the Prospectus, would be a “significant acquisition” for the purposes of Item 35 of Form 41-101F1, in each case, that would require the prescribed disclosure in the Prospectus pursuant to Canadian Securities Laws.

(uu)                          Neither the Company nor any of its subsidiaries is a party to any contract, agreement, or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or commission in connection with the offering and sale of the Shares contemplated hereby.

(vv)                          The form of the certificate for the Common Stock has been approved by the board of directors of the Company and adopted by the Company and complies with all legal and stock exchange requirements and does not conflict with the Company’s charter documents.

(ww)                      None of the Canadian Securities Commissions, nor comparable Canadian authority, has issued any order: (i) requiring trading in any of the Company’s securities to cease, (ii) preventing or suspending the use of the Time of Sale Prospectus and the Prospectus, or (iii) preventing the distribution of the Shares in any province or territory of Canada. The Company has not been informed that any such proceedings have been instituted for that purpose and, to the knowledge of the Company, no such proceedings are pending or contemplated.

(xx)                          Wells Fargo Shareowner Services, at its principal office in the city of Mendota Heights, Minnesota, has been duly appointed as U.S. registrar and transfer agent for the Common Stock of the Company, and Equity Financial Trust Company, at its principal offices in the city of Vancouver, British Columbia, has been duly appointed as Canadian registrar and transfer agent for the Common Stock of the Company.

(yy)                          The Company has taken all necessary actions to ensure that, upon each of (i) the filing of the Registration Statement and (ii) the effectiveness of the Registration Statement, it was in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and all rules and regulations promulgated thereunder or implementing the provisions thereof, which the Company is required to comply with as of each of the filing and effectiveness of the Registration Statement, as applicable.

(zz)                            The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock (except that no representation is made as to the activities of the Underwriters).

(aaa)                   Neither the issuance, sale and delivery of the Primary Shares nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Prospectus and the Prospectus will violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(bbb)                   None of the Company nor its subsidiaries has any debt securities or preferred equity that is rated by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act).

(ccc)                      The Common Stock, including the Shares, has been conditionally approved for listing and posting for trading on the Toronto Stock Exchange (the “TSX”), subject only to the satisfaction by the Company of customary conditions imposed by the TSX in similar circumstances.

(ddd)                   The Common Stock, including the Shares, have been authorized for listing on the Nasdaq Global Select Market (“Nasdaq”), subject only to notice of issuance.

2.                                      Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders, individually with respect to itself only and not jointly and severally, represent and warrant and agree with each of the Underwriters that:

(a)                                 This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders. All necessary action has been taken by each of the Selling Stockholders to authorize the execution and delivery of this Agreement and the transactions contemplated hereby.

(b)                                 Each of the Shareholder Documents has been duly authorized by each of the Selling Stockholders and, at or before the Closing Date, will have been duly executed and delivered by each of the Selling Stockholders and, assuming the due authorization, execution and delivery by the other parties thereto, each will be a valid and binding obligation of each of the Selling Stockholders, enforceable against each such party in accordance with its terms, except, with respect to each Shareholder Document, as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally, and (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(c)                                  On the Closing Date, each of the Selling Stockholders will be the record and beneficial owner of the Secondary Shares and Additional Shares to be sold by it hereunder, free and clear of all security interests, claims, liens, equities or other encumbrances and will have full power and authority to enter into this Agreement and to sell its interest in such Shares.

(d)                                 Upon payment for the Secondary Shares and Additional Shares to be sold by each of the Selling Stockholders pursuant to this Agreement and delivery of such Secondary Shares and Additional Shares, as directed by the Underwriters, to the Underwriters pursuant to this Agreement (assuming that no such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”) or Section 18 of the Securities Transfer Act (British Columbia) (the “STA”), to such Secondary Shares and Additional Shares)), (A) under section 8-501 of the UCC and Section 95 of the STA, each Underwriter that has purchased such Secondary Shares and Additional Shares by making payment therefor as provided herein, and that has had such Secondary Shares and Additional Shares credited to the securities account or accounts of such Underwriter maintained with the The Canadian Depository for Securities Limited, The Depository Trust Company or such other securities intermediary will have acquired a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC and Section 1(1) of the STA) to such Secondary Shares and Additional Shares and (B) no action based on any “adverse claim” (within the meaning of Section 8-105 of the UCC and Section 1(1) of the STA) may be

asserted against such Underwriter with respect to such Secondary Shares and Additional Shares.

(e)                                  Except as previously disclosed in writing to the Representatives, none of the Selling Stockholders or, to the knowledge the Selling Stockholders, any of their controlled affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(f)                                   None of the Selling Stockholders has taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any equity security of the Company (except that no representation is made as to the activities of the Underwriters).

(g)                                  No consent, approval or order of, or qualification with, any governmental body or agency is required for the performance by each of the Selling Stockholders of their respective obligations under this Agreement and the Shareholder Documents, except for such consents, approvals, authorizations, orders, registrations or qualifications (i) as may be required under the Securities Act or Exchange Act, applicable securities exchanges or automated quotation systems, blue sky laws of any relevant jurisdictions or the bylaws and rules of FINRA in connection with the issue and sale of the Secondary Shares and the Additional Shares to be sold by the Selling Stockholders, or (ii) such consents, approvals, authorizations, orders, registrations, qualifications, waivers, amendments or termination as will have been obtained or made prior to the Closing Date, including but not limited to the filing of the Canadian Supplemented Prospectus.

(h)                                 None of (i) the execution and delivery by each of the Selling Stockholders of, or the performance by each of the Selling Stockholders of its obligations under, this Agreement or the Shareholder Documents nor (ii) the issue and sale of the Secondary Shares and the Additional Shares to be sold by the Selling Stockholders will conflict with, result in a breach or violation of or constitute a default, as applicable, under (A) any provision of law applicable to such Selling Stockholder, (B) the organizational documents of any non-individual Selling Stockholder, (C) any agreement or other instrument binding upon such Selling Stockholder that is material to such Selling Stockholder, or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder; except in the case of clause (C), for any such breach, violation or default that would not reasonably be expected to have a Material Adverse Effect.

(i)                                     The sale of the Secondary Shares and the Additional Shares by each of the Selling Stockholders pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is required to be included but is not set forth in the Time of Sale Prospectus and the Prospectus, provided, however, that no representation or warranty is being made hereby as to whether the Time of Sale Prospectus and the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

(j)                                    None of the Selling Stockholders has prepared, used or referred to, and will not prepare, use or refer to, any “free writing prospectus” (as defined in Rule 405 of the Securities Act), and has not distributed any written materials in connection with the offer or sale of Shares.  None of the Selling Stockholders has engaged in any Testing-the-Waters Communications in connection with the offer and sale of Shares, except as had been previously agreed in writing with the Company and the Representatives.

(k)                                 The Selling Stockholder’s Shares have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and, as applicable, Power of Attorney duly authorized (if applicable), executed and delivered by such Selling Stockholder, in the form heretofore furnished to you (the “Custody Agreement”) with Wells Fargo Shareowner Services, as Custodian (the “Custodian”); the Shares held in custody for each Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Shares hereunder, certificates for the Shares will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

3.                                      Agreements to Sell and Purchase.

(a)                                 On the basis of the representations, warranties, and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly and not jointly and severally, to purchase from the Company, at a purchase price of US $• per share (the “Purchase Price”), the respective number of Primary Shares set forth opposite the names of the Underwriters in Schedule I.A hereto.

(b)                                 On the basis of the representations, warranties, and agreements and subject to the terms and conditions set forth herein, the Selling Stockholders agree to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly and not jointly and severally, to purchase from the Selling Stockholders, at the Purchase Price, the respective number of Secondary Shares set forth opposite the names of the Underwriters in Schedule I.A hereto.

(c)                                  On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions set forth herein, the Selling

Stockholders agree to sell to the several Underwriters up to 2,647,059 Additional Shares, proportionately up to the respective amounts set forth opposite their names in Schedule I.B hereto, and the Underwriters shall have the right to purchase, severally and not jointly and not jointly and severally, such Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice by the Representatives to the Company and the Selling Stockholders not later than 30 days after the Closing Date (as defined below). Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares and Secondary Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares and Secondary Shares.

(d)                                 For a period of 180 days after the Closing Date, the Company hereby agrees that it will not, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act (other than any registration statement on Form S-8), or file with a Canadian Securities Commission a preliminary prospectus, relating to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, on behalf of the Underwriters, other than (A) any stock options, restricted stock awards, phantom stock awards or other awards or grants to be issued by the Company pursuant to stock incentive plans referred to in each of the Registration Statement, Time of Sale Prospectus and the Prospectus, and (B) any shares of Common Stock or other securities issued or realized upon the exercise, vesting or settlement of awards or grants issued pursuant to stock incentive plans disclosed in each of the Registration Statement, Time of Sale Prospectus and the Prospectus.

4.                                      Terms of Public Offering. The Company and the Selling Stockholders are each advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective and receipts have been and are deemed to have been issued pursuant to the Passport System in respect of the Canadian Final Prospectus as in your judgment is advisable. The Company and the Selling Stockholders are each further advised by you that the Shares are to be offered to the public initially at US $• per share (the “Public Offering Price”).

5.                                      Payment and Delivery. Payment for the Primary Shares and Secondary Shares to be sold by the Company and the Selling Stockholders, respectively, shall be made to such party in Federal or other funds immediately available in the City of Denver against delivery of such Shares for the respective accounts of the several Underwriters at 6:30 a.m., Denver time, on October •, 2015, or at such other time on the same or such other date, not later than •, 2015, as shall be designated in writing by you. The time and date of such payment are referred to herein as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Stockholders, or their designees, in Federal or other funds immediately available in the City of Denver against delivery of such Additional Shares for the respective accounts of the several Underwriters at 6:30 a.m., Denver time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than •, 2015, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or each Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor.

6.                                      Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters, including the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date or Option Closing Date, as applicable, are subject to the conditions that (i) the Registration Statement shall have become effective and (ii) receipts have been, and are deemed to have been issued pursuant to the Passport System for the Canadian Final Prospectus not later than 4:00 p.m. (Vancouver time) on the date hereof, and (iii) the representations and warranties of the Company and the Selling Stockholders contained herein are true and correct as of the Closing Date or Option Closing Date, as applicable, and the statements of the Company and the Selling Stockholders and (other than with respect to Selling Stockholders that are individuals) their officers made in any certificates delivered pursuant to this Agreement are true and correct on the Closing Date or Option Closing Date, as applicable, and (iv) the Company and the Selling Stockholders have complied in all material respects with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder.

The several obligations of the Underwriters are subject to the following further conditions:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                 The Underwriters shall have received on the Closing Date certificates, dated the Closing Date and signed by the Chief Executive Officer and Chief Financial Officer of the Company, and the Selling Stockholders (or their duly appointed attorney-in-fact), in each case reasonably satisfactory to the Underwriters, to the effect that the representations and warranties of the Company and the Selling Stockholders, respectively, contained in this Agreement are true and correct as of the Closing Date and that the Company and the Selling Stockholders, respectively, have complied in all material respects with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the Closing Date. Each officer signing and delivering such certificates may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Underwriters shall have received on the Closing Date (i) an opinion of Blake, Cassels & Graydon LLP, Canadian counsel to the Company and the Selling Stockholders, and other applicable outside counsel to the Company in Canadian jurisdictions other than Ontario, Quebec, Alberta and British Columbia dated the Closing Date, in substantially the form set forth in Exhibit A hereto, (ii) an opinion of Winston & Strawn LLP, U.S. counsel to the Company, dated the Closing Date, in substantially the form set forth in Exhibit B-1 hereto and (iii) an opinion of Winston & Strawn LLP, U.S. counsel to the Selling Stockholders, dated the Closing Date, in substantially the form set forth in Exhibit B-2 hereto.

(d)                                 The Underwriters shall have received on the Closing Date an opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Underwriters, dated the Closing Date and an opinion of Stikeman Elliott LLP, Canadian counsel for the Underwriters, dated the Closing Date, in each case, in a form satisfactory to the Underwriters.

(e)                                  The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated as of the date hereof and the Closing Date, respectively, in form and substance satisfactory to the Underwriters, from each of KPMG and Lattimore Black, independent registered public accounting firms, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off date” not earlier than two business days prior to the Closing Date.  For the avoidance of doubt, the letter of KPMG referred to in this Section 6(e) shall address, among other things, (i) the annual and interim financial statements of the Company, (ii) the pro forma financial statements of the Company and (iii) the financial statements of EFT as of September 2, 2014 and for the period from January 1, 2014 to September 2, 2014, in each case included in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the comfort letter of Lattimore Black referred to in this Section 6(e) shall address, among other things, the financial statements of EFT (x) as of September 2, 2013 and for the period from January 1, 2013 to September 2, 2013 and (y) as of and for the years ended December 31, 2013 and 2012, in each case included in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(f)                                   The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated as of the date hereof and the Closing Date, respectively, from First Annapolis Consulting, Inc. to the effect set forth in Exhibit C hereto.

(g)                                  The “lock-up” agreements, each substantially in the form of Exhibit D hereto, addressed to the Representatives and signed by certain shareholders, officers and directors of the Company listed on Schedule VI hereto relating to sales and certain other dispositions of Common Stock or certain other securities, shall have been delivered to the Underwriters on or before the date hereof, and shall be in full force and effect on the Closing Date.

(h)                                 The Underwriters shall have received opinions of Blake, Cassels & Graydon LLP, dated the date of the Canadian Preliminary Prospectus, the date of the Canadian Final Prospectus and the date of the Canadian Supplemented Prospectus, in form and substance satisfactory to the Underwriters, addressed to the Underwriters, the Company, and their respective counsel, to the effect that the French language version of each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, except for the Financial Statements and notes to such statements and the related auditors’ report on such statements, management’s discussion and analysis and disclosure under the headings “Use of Non-GAAP Financial Information”, “Capitalization”, “Selected Consolidated Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Notice to Investors Regarding U.S. GAAP”, “Change in Independent Accountant”, “Index to Consolidated Financial Statements” and “Unaudited Pro Forma Condensed Combined Financial Information” (collectively, the “Financial Information”), as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and proper translation of the English language version thereof.

(i)                                     The Underwriters shall have received opinions of KPMG dated the date of the Canadian Preliminary Prospectus, the date of the Canadian Final Prospectus and the date of the Canadian Supplemented Prospectus, in form and substance satisfactory to the Underwriters, addressed to the Underwriters, the Company, and their respective counsel, to the effect that the French language version of the Financial Information contained in the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus includes the same information and, in all material respects, carries the same meaning as the English language version thereof.

(j)                                    The Representatives shall have received evidence reasonably satisfactory to them that each of the Shareholder Documents has been authorized and approved by the parties thereto.

(k)                                 The Shares to be sold at Closing shall have been (on or before the business day immediately preceding the Closing Date) (i) conditionally approved for listing and posting for trading on the TSX, subject only to the satisfaction by the

Company of customary conditions imposed by the TSX in similar circumstances; and (ii) authorized for listing on the Nasdaq, subject only to notice of issuance.

(l)                                     No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

(m)                             No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued.

(n)                                 The Selling Stockholders and the Company shall have furnished the Representatives with such conformed copies of such other opinions, certificates, letters and documents as the Representatives reasonably request.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the certificates referred to in Section 6(b) as of the Option Closing Date as if references therein to the Closing Date were references to the Option Closing Date, the comfort letters from KPMG and from Lattimore Black as of the Option Closing Date, the opinions of counsel referred to in this Section 6 as of the Option Closing Date and such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7.                                      Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)                                 To furnish upon request (i) to each of the Representatives, without charge, conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto); provided that any such document’s availability on EDGAR or SEDAR (or, in each case, any successor thereto) shall satisfy the foregoing requirements and (ii) in New York City, Toronto or such other cities as you may reasonably request (including with respect to the Canadian Supplemented Prospectus in the English and French languages), without charge, prior to 5:00 p.m. applicable local time on the business day next succeeding the date of this Agreement or the date of filing thereof (in the case of the Canadian Supplemented Prospectus) and during the period mentioned in Section 7(f) or 7(g) below, as many commercial copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or the Registration Statement as you may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in a timely manner, and to file with the

Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  To furnish to you a copy of each proposed issuer free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed issuer free writing prospectus to which you reasonably object.

(d)                                 Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                                  If the Representatives, in their sole discretion, agree on behalf of the Underwriters to release or waive the restrictions set forth in a lock-up agreement described in Section 6(f) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit E hereto through a major news service at least two business days before the effective date of the release or waiver.

(f)                                   If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with the Securities Act or the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, or the Canadian Securities Laws, forthwith to prepare, file with the Commission and the Canadian Securities Commissions, in each case, to the extent required by law and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with such applicable law.

(g)                                  If, during such period after the first date of the public offering of the Shares (or the filing of a Canadian Preliminary Prospectus), the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is in the opinion of counsel to the Underwriters required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with the Securities Act or the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, or Canadian Securities Laws, forthwith to prepare, file with the Commission and the Canadian Securities Commissions, in each case, to the extent required by law, and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with such applicable law.

(h)                                 To use reasonable best efforts, in cooperation with the Representatives, to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions (that are required for the offer and sale) as you shall reasonably request, provided that, in connection therewith, the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(i)                                     To make generally available to holders of its securities, as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date occurs in accordance with Rule 158 under the Securities Act, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the effective date of the Registration Statement, and satisfying the provisions of Section 11(a) of the Securities Act (including Rule 158 thereunder).

(j)                                    To prepare and file with the BCSC and the other Canadian Securities Commissions promptly after the execution and delivery of this Agreement, the Canadian Supplemented Prospectus in a form reasonably satisfactory to the Underwriters.

(k)                                 To use its commercially reasonable efforts to have the Shares accepted or approved, as the case may be, for listing on the TSX and Nasdaq.

(l)                                     To apply the net proceeds from the sale of the Shares as described in each of the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds.”

(m)                             To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

(n)                                 To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Lock-Up Period referred to in Section 3(c) hereof.

(o)                                 During the distribution of the Shares: (i) to prepare, in consultation with the Representatives, any “marketing materials” (as such term is defined in NI 41-101) (“Canadian Marketing Materials”), including any template version thereof, to be provided to potential investors in the Shares, and approve in writing any such Canadian Marketing Materials (including any template version thereof), as may reasonably be requested by the Underwriters, such marketing materials to comply with Canadian Securities Laws and to be acceptable in form and substance to the Company and the Underwriters and their respective counsel, acting reasonably; and (ii) the Representatives shall, on behalf of the Underwriters, approve in writing any such Canadian Marketing Materials, as contemplated by Canadian Securities Laws and shall not use any such Canadian Marketing Materials until such time as the Company confirms in writing that such Canadian Marketing Materials have been approved and filed in accordance with NI 41-101.

(p)                                 The Company and each Underwriter, on a several basis, covenants and agrees that, during the distribution of the Shares, it will not provide any potential investor with any materials or information in relation to the distribution of the Shares or the Company other than the Prospectuses and any amendments or supplements thereto in accordance with this Agreement or materials prepared in accordance with Section 7(o), provided that: (A) any such materials that constitute marketing materials have been approved and delivered in accordance with Section 7(o); and (B) any such materials that constitute standard term sheets have been approved in writing by the Company and the Representatives and are provided in compliance with Canadian Securities Laws.

(q)                                 Notwithstanding Section 7(o) and 7(p), following the approval and delivery of a template version of marketing materials in accordance with Section 7(o), the Underwriters may provide a “limited-use version” (as such term is defined in NI 41-101) of such template version to potential investors in the Shares in accordance with Canadian Securities Laws.

8.                                      Expenses.

(a)                                 Whether or not the transactions contemplated in this Agreement are consummated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants in connection with the registration, qualification and delivery of the Shares under the Securities Act and Canadian Securities Laws and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, the Canadian Supplemented Prospectus and amendments and supplements to any of the foregoing, including all printing and translation costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other similar taxes (including stamp duty taxes) payable thereon, (iii) the cost of printing or producing any blue sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state and Canadian provincial securities laws as provided in Section 7(h) and 7(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or Legal Investment memorandum, (iv) all filing fees incurred in connection with the review and qualification of the offering of the Firm Shares by the FINRA, (v) all costs and expenses incident to listing the Shares on the TSX and Nasdaq, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) all fees and disbursements of the Underwriters’ counsel (subject to a maximum of Cdn $300,000 in respect of the fees of Underwriters’ Canadian Counsel and US $1 million in respect of the fees of Underwriters’ U.S. Counsel) and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 8.  It is understood, however, that, except as provided in this Section 8, and Sections 11, 12 and 14 hereof, the Underwriters will pay all stock transfer taxes on resale of any of the Shares by them.

(b)                                 The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves.

9.                                      Covenants of the Underwriters.

(a)                                 Each Underwriter severally covenants with the Company that, without the prior consent of the Company and the Representatives, it has not made and will not take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of or used or referred to by such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto.  Each Underwriter severally covenants with the Company that is has not taken any action that would result in the Company being required to file, and it will not take any action that would result in the Company being required to file, any Canadian Marketing Materials, whether such Canadian

Marketing Materials are prepared by or on behalf of, or are used or referred to by such Underwriter, except as permitted by Section 7(o).

(b)                                 The Underwriters will be permitted to appoint, at their sole expense, other registered dealers or brokers as their agents to assist in the distribution of the Shares in the provinces and territories of Canada (a “Selling Firm”). The Underwriters shall, and shall require any Selling Firm, to comply with Canadian Securities Laws in connection with the distribution of the Shares and to offer the Shares for sale only in the provinces and territories of Canada directly and through duly appointed Selling Firms upon the terms and conditions set forth in the Prospectus and this Agreement. The Underwriters shall, and shall require any Selling Firm to agree to, offer for sale and sell the Shares only in those jurisdictions where they may be lawfully offered by the Underwriters for sale or sold. Without limiting the generality of the foregoing, no Shares will be offered for sale or sold in any province or territory of Canada by any Canadian Underwriter or any Selling Firm unless such Canadian Underwriter or Selling Firm is duly registered as a dealer under the Canadian Securities Laws of such province or territory in a category that permits the trade. For the purposes of this Section 9, the Underwriters shall be entitled to assume that the Shares are qualified for distribution in each of the provinces and territories of Canada.

(c)                                  The obligations of the Underwriters under this Agreement are several and not joint and several, and no Underwriter will be liable for an act, omission, default or conduct by any other Underwriter or any Selling Firm appointed by any other Underwriter.

(d)                                 The Underwriters that are designated as “Canadian Underwriters” on Schedule I hereto (the “Canadian Underwriters”) shall use their commercially reasonable efforts to complete, and to cause each Selling Firm to complete, the distribution of the Shares as promptly as possible after the Closing Date, and shall, and shall cause each Selling Firm to, after the Closing Date, give prompt written notice to the Company when, in the opinion of the Canadian Underwriters, they have completed distribution of the Shares in the provinces and territories of Canada, including notice of the total proceeds realized or number of Shares sold in each of the provinces and territories of Canada and any other jurisdiction.

(e)                                  Each Underwriter that is not a Canadian Underwriter (a “Non-Canadian Underwriter”) hereby covenants and agrees with the Company that it will not sell or offer to sell, nor allow any agent or selling group member acting on behalf of such Non-Canadian Underwriter in connection with the Offering to sell or offer to sell, any of the Shares to any person resident in Canada.

10.                               Indemnity and Contribution.

(a)                                 The Company agrees to protect, indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each

Underwriter’s directors, officers,  employees, affiliates, shareholders and agents (the “Underwriter Indemnified Parties”), from and against any and all losses (other than loss of profits), claims, suits, costs, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by:

(i)                                     any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Time of Sale Prospectus, Canadian Final Prospectus, any issuer free writing prospectus (taken together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (taken together with the Time of Sale Prospectus), or the Prospectus or any amendment or supplement thereto, or in any other materials or information provided to investors by, or with the approval of, the Company in connection with the offering of the Shares, including in any “road show” (as defined in Rule 433 under the Securities Act) for the offering of the Shares (“Marketing Materials”);

(ii)                                  in the case of the Registration Statement or any amendment thereof, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(iii)                               in the case of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Canadian Final Prospectus, any issuer free writing prospectus (taken together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (taken together with the Time of Sale Prospectus), or the Prospectus or any amendment or supplement thereto, or any Marketing Materials (A) any failure to contain full, true and plain disclosure of all material facts as required by Canadian Securities Laws, (B) any misstatement of a material fact or any omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made or (C) any “misrepresentation” as defined under Canadian Securities Laws,

(iv)                              any order or any inquiry, investigation or proceeding announced, instituted or threatened by any court, securities regulatory authority, stock exchange or by any other competent authority naming an Underwriter as a party, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, Canadian Final Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or in any Marketing Materials;

(v)                                 any breach or default under any representation, warranty, covenant or agreement of the Company in this Agreement to or with the Underwriters;

(vi)                              the Company failing to comply with any of its obligations under this Agreement; or

(vii)                           the Company failing to comply in any material respect with any requirement of any securities laws relating to the offering of the Shares, or any breach or violation or alleged breach or violation of any securities laws or other applicable securities legislation of any jurisdiction;

except, in each case, insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission relating to Underwriters’ Disclosure, and solely with respect to the Company, the Selling Stockholder Information;

(b)                                 Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Underwriter Indemnified Parties from and against any and all losses (other than loss of profits), claims, suits, costs, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions or alleged untrue statements or omissions made in the Registration Statement or any amendment thereof, any Time of Sale Prospectus, the Canadian Final Prospectus, any issuer free writing prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or any Marketing Materials, with reference to information in reliance upon and in conformity with the Selling Stockholder Information; provided that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before deducting expenses, to such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder.

(c)                                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers and employees of the Company, and each person, if any, who controls the Company or the Selling Stockholders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions or alleged untrue statements or omissions made in the Registration Statement or any amendment thereof, any Time of Sale Prospectus, the Canadian Final Prospectus, any issuer free writing prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or any Marketing Materials, with reference to information in reliance upon and in conformity with the Underwriters’ Disclosure.

(d)                                 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify, in writing, the person against whom such indemnity may be sought (the “indemnifying party”) (but the failure to so notify an indemnifying party shall not relieve such indemnifying party from its obligations hereunder to the extent it was not materially prejudiced as a result thereof and in any event shall not otherwise relieve it from any liability that it may have otherwise than on account of this indemnity agreement), and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay fees and disbursements of such counsel, upon receipt from the indemnified party of a written request for payment thereof accompanied by a written statement with reasonable supporting detail of such fees and disbursements, calculated on a solicitor and his own client basis, related to such proceeding (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below). In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriter Indemnified Parties, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for Selling Stockholders and all persons, if any, who control the Selling Stockholders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the

Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of the Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and more than 30 days after receipt of the proposed terms of such settlement, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such request is not being disputed in good faith. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity or contribution could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)                                  To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the aggregate amount of such losses, claims, damages or liabilities incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not available for any reason, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each of the Company and the Selling Stockholders and the total underwriting commissions received by the Underwriters, in each case as set forth in the table on the cover of the Time of Sale

Prospectus and the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f)                                   The Company, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which total underwriting discounts and commissions received by it exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute (x) other than to the extent the losses, claims, damages, liabilities or expenses arose from Selling Stockholder Information furnished by such Selling Stockholder, or (y) any amount in excess of the amount by which the gross proceeds after underwriting commissions and discounts, but before deducting expenses, received by such Selling Stockholder from the offering of the Shares hereunder exceeds the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)                                  The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder or the Company and (iii) acceptance of and payment for any of the Shares. The provisions of this Section 10 shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification or contribution.

(h)                                 The Company and the Selling Stockholders severally acknowledge and agree that the statements regarding delivery of Shares by the Underwriters set forth on the cover page of the Time of Sale Prospectus and the Prospectus, and, under the caption “Underwriting”: (i) the 4th paragraph, concerning dealer concessions and sales to discretionary accounts and (ii) the 14th and 15th paragraphs, concerning stabilization transactions, in the Time of Sale Prospectus and the Prospectus constitute the Underwriters’ Disclosure; and the Underwriters severally confirm that the statements are correct.

11.                               Termination. In addition to any other remedies which may be available to the Underwriters, the Representatives on behalf of the Underwriters shall be entitled to terminate and cancel their obligations under this Agreement, by notice given to the Company and the Selling Stockholders, if, after the execution and delivery of this Agreement and prior to the Closing Date: (i) any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order is made or issued under or pursuant to any statute of the United States, Canada or of any municipal, state, province or territory thereof or other governmental department, commission, board, bureau, agency or instrumentality (including without limitation any of the Nasdaq or the TSX or any securities regulatory authority) (other than an inquiry, investigation, proceeding or order based upon the activities or alleged activities of the Underwriters or the Selling Firms), or there is any change of law, rule, or regulation, or the interpretation or administration thereof, which in the reasonable opinion of the Representatives operates to prevent, restrict or otherwise materially adversely affect the trading or the distribution of the Shares or could reasonably be expected to have a significant adverse effect on the market price or value of the Shares, (ii) there shall occur or be discovered by the Representatives any material change in the financial condition, assets, liabilities, business, affairs or operations of the Company and its subsidiaries (taken as a whole), or any change in any material fact, or there should be discovered any previously undisclosed or new material fact which, in each case, in the Underwriters’ reasonable opinion, makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated by the Time of Sale Prospectus and the Prospectus, (iii) there has occurred any material change in the state of the financial markets, which, in the Representatives’ reasonable opinion, makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated by the Time of Sale Prospectus; (iv) there shall occur or have been announced any change or proposed change in the federal income tax laws of Canada or the United States, the regulations thereunder, current administrative decisions or practices or court decisions, any other applicable rules or the interpretation or administration thereof which, in any such case, in the Representatives’ reasonable opinion, could be expected to have a Material Adverse Effect on the market price or value of the Shares, (v) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the Nasdaq or the TSX, (vi) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (vii) a material disruption in commercial banking or securities settlement, payment or clearance services in the United States or Canada shall have occurred, (viii) any moratorium on commercial banking activities shall have been declared by Federal, New York State or Canadian authorities or (ix) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (ix), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus. If the Underwriters terminate their obligations hereunder pursuant to this Section 11, the Company’s and the Selling Stockholders’ only obligations to the Underwriters hereunder shall be limited to the Company’s and the Selling Stockholders’ obligations under Section 10 and payment of expenses referred to in Section 8 hereof.

12.                               Reliance on the Representatives. All steps or other actions which must or may be taken by the Underwriters in connection with this Agreement shall be taken by the Representatives, with the exception of matters contemplated by Sections 3, 10, 11 and 13 on the Underwriters’ behalf, and the execution of this Agreement by the Underwriters shall constitute the authority of the Company and the Selling Stockholders for accepting notification of any such steps or other actions from the Representatives.

13.                               Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(a)                                 If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, (i) any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date and (ii) arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 24 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

(b)                                 If any Underwriter defaults pursuant to this Section, neither the Company nor the Selling Stockholders shall be obligated to reimburse such defaulting Underwriter for its out-of-pocket expenses.

14.                               Relationship with TMX Group Limited. Each of CIBC World Markets Inc. and Scotia Capital Inc., or an affiliate thereof, owns or controls an equity interest in TMX Group Limited (the “TMX Group”) and has a nominee director serving on the TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

15.                               Entire Agreement. This Agreement, together with any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement and understanding between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

16.                               Submission to Jurisdiction. The Underwriters, the Selling Stockholders and the Company irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement, or the offering of the Shares. The Underwriters, the Selling Stockholders and the Company irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  Each of Tricor Pacific Capital Partners (Fund IV), • and • hereby acknowledges that it has, by separate written instrument, irrevocably designated and appointed • (or any successor) (together with any successor, the “Agent for Service”), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any New York State or United States Federal court sitting in The City of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation.

Each of the Company and the Selling Stockholders severally acknowledge that in connection with the offering of the Shares to be sold by such party: (i) the Underwriters have acted at arm’s length, are not agents of, and have assumed no, and owe no fiduciary duties to, the Company and the Selling Stockholders, (ii) the Underwriters owe the Company and the Selling Stockholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Stockholders. The Company and the Selling Stockholders waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

17.                               Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each of the Company and the Selling Stockholders with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and the Selling Stockholders agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

18.                               Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

19.                               Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

20.                               Waiver of Jury Trial.  THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES), THE SELLING STOCKHOLDERS AND THE UNDERWRITERS EACH HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21.                               Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

22.          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by facsimile or email to the following addresses:

in the case of the Company or the Selling Stockholders:

10368 West Centennial Road

Littleton, CO 80127

Attention: Steven Montross

Fax Number: (303) 973-8420

Email Address: smontross@cpicardgroup.com

with a copy to:

Blake, Cassels & Graydon LLP

Suite 2600 Three Bentall Centre

595 Burrard Street

Vancouver, BC V7X 1L3

Attention: Joseph Garcia

Fax Number: (604) 631-3309

Email Address: joseph.garcia@blakes.com

and:

Winston & Strawn

35 West Wacker Drive

Chicago IL 60601

Attention: Andrew McDonough

Fax Number: (312) 558-5700

Email Address: amcdonough@winston.com

in the case of BMO Capital Markets Corp.:

3 Times Square

New York, New York 10036

Attention: Jamie Rogers

Fax Number: (604) 443-1408

Email Address: jamie.rogers@bmo.com

in the case of Goldman, Sachs & Co.:

200 West Street

New York, New York 10282

Attention: Registration Department

Email Address: registration-syndops@ny.email.gs.com

in the case of CIBC World Markets Inc.:

400 Burrard Street

12th Floor, Commerce Place

Vancouver, British Columbia V6C 3A6

Attention: Kathy Butler

Fax Number: (604) 891-6330

Email Address: kathy.butler@cibc.com

with a copy to:

Stikeman Elliott LLP

Suite 1700 Park Place

666 Burrard Street

Vancouver, BC V6C2X8

Attention: Michael Urbani

Fax Number: 604-681-1825

Email Address: murbani@stikeman.com

and:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
Toronto-Dominion Centre
77 King Street West, Suite 3100
Toronto, ON M5K 1J3
Attention: Christopher J. Cummings
Fax Number: 416-981-7230
Email: ccummings@paulweiss.com

[Signature page follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CPI CARD GROUP INC.

By:
Name:	Steven Montross
Title:	Chief Executive Officer

[SELLING STOCKHOLDERS]

TRICOR PACIFIC CAPITAL PARTNERS (FUND IV), LP

By:
Name:	•
Title:	•

TRICOR PACIFIC CAPITAL PARTNERS (FUND IV) US, LP

By:
Name:	•
Title:	•

By:
Name:	•
Title:	•

As Attorneys-in-Fact acting on
behalf of each of the Selling
Stockholders named in
Schedule I.B to this Agreement.

Dated: October •, 2015

Accepted for themselves and

on behalf of the several

Underwriters listed

in Schedule I.A hereto.

BMO Capital Markets Corp.

Goldman, Sachs & Co.

CIBC World Markets Inc.

BMO CAPITAL MARKETS CORP.

By:
Authorized Signatory

GOLDMAN, SACHS & CO.

By:
Authorized Signatory

CIBC WORLD MARKETS INC.

By:
Authorized Signatory

SCHEDULE I.A

Underwriters

Name	Number of Firm Shares to be Purchased from the Company	Number of Firm Shares to be Purchased from the Selling Stockholders
BMO Capital Markets Corp.†; BMO Nesbitt Burns Inc.*	•	•
Goldman, Sachs & Co.†; Goldman Sachs Canada Inc.*	•	•
CIBC World Markets Corp.†; CIBC World Markets Inc.*	•	•
Robert W. Baird & Co. Incorporated†	•	•
William Blair & Company, L.L.C.†	•	•
Raymond James & Associates, Inc.†; Raymond James Ltd.*	•	•
Scotia Capital (USA) Inc.†; Scotia Capital Inc.*	•	•
Griffiths McBurney Corp.†; GMP Securities L.P.*	•	•

Total	•	•

†      Denotes U.S. Underwriter

*      Denotes Canadian Underwriter

SCHEDULE I.B

Selling Shareholders

Name	Number of Secondary Shares to be Sold	Number of Additional Shares to be Sold
Tricor Pacific Capital Partners (Fund IV), LP	4,516,134	1,412,177
Tricor Pacific Capital Partners (Fund IV) US, LP	2,665,702	833,554
Steven Montross	332,667	104,023
Robert Pearce	86,042	26,904
Robert Clarke	244,526	76,462
Hayley C. Clarke 2008 Imagine Trust	2,960	926
McKenzie A. Clarke 2008 Imagine Trust	2,960	926
Tyler L. Clarke 2008 Imagine Trust	2,960	926
James Galliher	221,081	69,131
Jerry Dreiling	75,389	23,574
Nicholas Cahn	55,916	17,484
Paul Boge	47,673	14,907
Docia Myer	43,606	13,635
William Dinker	42,486	13,285
Mary Martinez	199,430	0
Andrew Sappenfield	39,571	12,374
9074-1448 Quebec Inc.	25,986	8,126
Diane Jackson	25,485	7,969
David Ogonowski	11,681	3,653
Eric Savoy	11,681	3,653
Katherine Nevill	7,373	2,306
Tom Hedrich	3,397	1,063
Total	8,664,706	2,647,059

SCHEDULE II

Schedule of Issuer Free Writing Prospectuses:

•

Pricing Information:

			Without		With
			Overallotment		Overallotment
	Per Share		Total		Total
Initial Public Offering Price	US$	•	US$	•	US$	•
Underwriting Commissions	US$	•	US$	•	US$	•
Proceeds to the Company (before expenses)	US$	•	US$	•	US$	•